Exhibit 10.19

                            EXECUTIVE INCENTIVE PLAN
                            OF THE COCA-COLA COMPANY


                                I. Plan Objective
                                -----------------

     The purpose of the Executive Incentive Plan of The Coca-Cola Company is to promote the interests of the Company by providing a competitive level of incentive compensation for participating executive and senior officers to better enable the Company to attract and retain highly qualified executive and senior officers. This Plan is intended to provide an opportunity through which the Company can measure and reward the performance of eligible participating executive and senior officers pursuant to standards based on performance measures other than the Companys financial performance.


                                 II. Definitions
                                 ---------------

     The terms used herein will have the following meanings:

     a. "Award" means an award, with adjustments (if any), paid pursuant to the provisions of the Plan.

     b.  "Board of Directors" means the Board of Directors of the Company.

     c. "Committee" means the Compensation Committee of the Board of Directors or a subcommittee thereof consisting of not less than two members of the Board of Directors.

     d. "Company" means The Coca-Cola Company and any corporation or other business organization in which the Company owns, directly or indirectly, at least 20 percent of the voting stock or capital.

     e.  "Opportunity" will have the meaning set forth in Section V(a) hereof.

     f. "Participant" means an executive or senior officer who is selected for participation by the Committee.

     g.  "Plan" means this Executive Incentive Plan of The Coca-Cola Company.

     h. "Plan Year" means the 12 month period beginning January 1 and ending December 31.

                         III. Administration of the Plan
                         -------------------------------

     The Committee will have full power and authority to interpret and administer the Plan in accordance with the rules and determinations adopted by it.


                         IV. Eligibility
                                 ---------------

     Eligibility for participation in the Plan is limited to executive and senior officers who are selected in the sole discretion of the Committee. No person will be automatically entitled to participate in the Plan in any Plan Year.

     The fact that an executive or senior officer has been designated eligible to participate in the Plan in one Plan Year does not assure that such officer will be eligible to participate in any subsequent year. The fact that an executive or senior officer participates in the Plan for any Plan Year does not mean that such officer will receive an Award in any Plan Year.

                    V. Determination of Performance Criteria
                    ----------------------------------------

     a. The Committee will determine a dollar amount for each Participant that will represent a percentage of the Participants annual salary and level of responsibility (the "Opportunity") that may be awarded to each such Participant under this Plan for such Plan Year, provided that such Participant satisfies certain performance criteria.

     The Committee will, at the time the Opportunity is determined, designate certain individual performance criteria for each Participant. Such criteria may include, but will not be limited to, any of the following: (i) enhancement of diversity among the employees of the Company; (ii) improvement in the quality of the Companys products; (iii) outstanding individual professional performance; and (iv) any other criteria as approved by the Committee. Awards will be paid for such Plan Year at such time following the end of the Plan Year as will be determined by the Committee.

     Any Participant who changes executive positions during the Plan Year and who retains the Opportunity initially set for him or her may have his or her Award determined by prorating the portion of the Award that would be derived upon satisfaction of the individual performance criteria for the portion of the year to which such Opportunity applies.

     b. The satisfaction of individual performance criteria for a particular Plan Year will be determined and approved as follows: (i) the determination and approval with respect to the Chairman and Chief Executive Officer will be made by the Committee, and (ii) the determination and approval with respect to the other executive and senior officers will be made by the Committee upon the recommendation of the Chairman and Chief Executive Officer. Awards will be paid for such Plan Year at such time following the end of the Plan Year as will be determined by the Committee. The date on which the Committee approves the satisfaction of performance criteria and determines the Awards is called the Award Certification Date.

                         VI. Method of Payment of Awards
                         -------------------------------

     All Awards will be paid in cash within 60 days following the Award Certification Date, unless the Committee has, no later than the grant of an Award, received and, in its sole discretion, approved a request by a Participant to defer receipt of any Award in accordance with the following options:


                                      2


     a. An option to receive full cash payment at a date, specified in the request, not less than one year from the date of the Award nor more than one year after the Participants date of retirement, or

     b. An option to receive the Award in equal annual installments over a period, specified in the request, of not more than 15 years, such period commencing not less than one year from the Award Certification Date nor more than one year after the Award Certification Date.

     Any request to defer receipt of an Award will specify the particular option chosen. Any amount deferred in accordance with the above options will bear interest at the prime rate of SunTrust Bank, Atlanta as in effect from time to time from the date on which Awards that have not been deferred in accordance with this Section VI are paid to the date of payment, but interest will in no case constitute interest that is "above-market" as set forth in Item 402 of Regulation S-K (or any successor thereto) promulgated by the Securities and Exchange Commission.

     The Committee, in its sole discretion, may reduce or refuse to pay any Award.

     The Company will have the right to deduct from any payment, in whole or in part, of an Award, any taxes required to be withheld with respect to such payment.

     A Participant who retires, dies, is granted a leave of absence or whose employment is otherwise terminated prior to the end of such Plan Year may have his or her Award pro-rated to reflect the Participants actual term of service.


                          VII. Effect on Benefit Plans
                          ----------------------------

     Awards will be included in the computation of benefits under the Employee Retirement Plan, Overseas Retirement Plan and other retirement plans maintained by the Company under which the Participant may be covered and the Thrift and Investment Plan, subject to all applicable laws and in accordance with the provisions of those plans.

     Awards will not be included in the computation of benefits under any group life insurance plan, travel accident insurance plan, personal accident insurance plan or under Company policies such as severance pay and payment for accrued vacation, unless required by applicable laws.

                      VIII. Determinations of the Committee
                      -------------------------------------

     The Committee will, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and will make determinations and will take such other action in connection with or in relation to accomplishing the objectives of the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific conditions and provisions of the Awards granted hereunder by the Committee, will be final and conclusive for all purposes and upon all persons including, but without limitation, the Participants, the Company, the Committee, the Board of Directors, the officers, the affected

                                       3


employees of the Company and their respective successors in interest. The Committee has full discretion to reduce the amount of any Award or to refuse to pay any Award.

                          IX. Amendment and Termination
                          -----------------------------

     The Board of Directors or the Committee may terminate the Plan at any time. From time to time, the Committee may suspend the Plan, in whole or in part. From time to time, the Board of Directors or the Committee may amend the Plan, including the adoption of amendments deemed necessary or desirable to correct any defect, supply an omission or reconcile any inconsistency in the Plan or in any Award granted hereunder. No amendment, termination or modification of the Plan may in any manner affect Awards theretofore granted without the consent of the Participant unless the Committee has made a determination that an amendment or modification is in the best interest of all persons to whom Awards have theretofore been granted, but in no event may such amendment or modification result in an increase in the amount of compensation payable pursuant to such Award.

                                X. Applicable Law
                                -----------------

     The Plan and all rules and determinations made and taken pursuant hereto will be governed by the laws of the State of Georgia and construed accordingly.


                              XI. Change in Control
                              ---------------------

     Except as set forth herein, the Committee has no obligation to pay any amounts under the Plan to a Participant who leaves the employ of the Company for any reason. If there is a Change in Control (as defined in this Section XI) at any time during a Plan Year, the Committee promptly will determine the Award that would have been payable to each Participant under the Plan for such Plan Year if such Participant had continued to work for the Company for such entire year and any criteria established under Section V had been met in full for such Plan Year, and such Award multiplied by a fraction, the numerator of which will be the number of full calendar months that such Participant is an employee of the Company during such Plan Year and the denominator of which will be 12 or the number of full calendar months the Plan is in effect during such Plan Year, whichever is less. The payment of a Participants nonforfeitable interest in his or her Award under this Section XI will be made in cash as soon as practicable after such Participants employment by the Company terminates or as soon as practicable after the end of such Plan Year, whichever comes first.

     A "Change in Control", for purposes of this Section XI, will mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation l4A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") as in effect on January 1, 2001, provided that such a change in control will be deemed to have occurred at such time as (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange
Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease,

                                       4


for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the share owners of the Company approve any merger or consolidation as a result of which its stock will be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company; or (iv) the share owners of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were share owners of the Company immediately prior to the effective date of the merger or consolidation will have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; provided, however, that no Change in Control will be deemed to have occurred if, prior to such time as a Change in Control would otherwise be deemed to have occurred, the Board of Directors determines otherwise.



















                                       5